Exhibit 99.1
Buckeye GP Holdings L.P. (NYSE: BGH) Buckeye Partners, L.P. (NYSE: BPL) Kelso & Company Annual LP Conference April 21, 2010

Certain statements contained in this presentation or made by representatives of Buckeye GP LLC and MainLine Management LLC during the course of this presentation that are not historical facts are forward-looking statements. These statements may be identified by their use of predictive, future-tense or forward-looking words, such as "anticipates," "estimates," "expects," "forecasts," "intends," "outlook," "plans," "projects," "should," "targets," "will" or similar terms. Forward-looking statements are based on Buckeye GP LLC's and MainLine Management LLC's estimates, assumptions and expectations of future events and are subject to a number of risks, contingencies and uncertainties. None of Buckeye GP LLC, MainLine Management LLC, Buckeye Partners, L.P. or Buckeye GP Holdings L.P. can guarantee that these estimates, assumptions and expectations will prove to be accurate or will be realized. Buckeye GP LLC, MainLine Management LLC, Buckeye Partners, L.P. and Buckeye GP Holdings L.P. disclaim any intention or obligation, other than as required by law, to update or revise any forward-looking statements. Although Buckeye GP LLC and MainLine Management LLC believe that the assumptions underlying these statements are reasonable, investors are cautioned that such forward-looking statements are inherently uncertain and necessarily involve risks that may affect Buckeye Partners, L.P.'s or Buckeye GP Holdings L.P.'s business prospects and performance, causing actual results to differ from those discussed during this presentation. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements included in Buckeye Partners, L.P.'s and Buckeye GP Holdings L.P.'s respective Annual Report on Form 10-K for the year ended December 31, 2009. Forward Looking Statement

BGH Investment Overview

Buckeye GP Holdings L.P. - Investment Summary On June 25, 2007, ArcLight Capital Partners, Kelso & Company and Lehman Brothers Holdings purchased from Carlyle/Riverstone an approximate 62% limited partner interest in Buckeye GP Holdings L.P. (NYSE: BGH) Approximately 17.5 million shares at $23.50 per share for a total purchase price of $411.6 million excluding transaction costs (100% equity financed) BGH owns the entity that holds 100% of the general partner units in Buckeye Partners, L.P. (NYSE: BPL) The remaining BGH units are owned by the public BGH's sole cash generating assets are its partnership interests in BPL, comprised primarily of the following: Incentive distribution rights in BPL Indirect ownership of an approximate 1% general partner interest in each of BPL's subsidiary operating partnerships 243,914 BPL general partner units, or 0.5% of BPL's outstanding units 80,000 BPL limited partner units BGH market capitalization of approximately $950 million (based on closing price of $34.34 per unit on March 31, 2010) $3.58 per unit of cash distributions paid to BGH unitholders since June 2007

Summary Organizational Structure Kelso & Arclight Investor Groups Public Buckeye GP Holdings L.P. (NYSE Symbol: BGH) Buckeye Partners, L.P. (NYSE Symbol: BPL) Pipeline Operations Terminalling & Storage Development & Logistics 62% 38% Public Limited Partners Buckeye GP LLC General Partner Natural Gas Storage Energy Services ESOP Limited Partner 0.5% 3.2% 96.3%

Incentive Distribution Rights The incentive distribution rights in BPL constitute more than 90% of the cash flow to BGH BPL's latest quarterly distribution was $0.9375 ($3.75 annualized) to unit holders of record on February 16, 2010 (putting BPL in the highest distribution threshold)

Growth in Cash Distributions Received from BPL Underlying assets of BPL provide predictable and stable cash flows

Cash Distributions to BGH Unit Holders BGH has a consistent track record of growth in distributions to its unit holders (Kelso, Arclight, public, etc.) Note: Amounts represent annualized cash distributions declared for the respective quarter.

BPL Overview

BPL Overview Proven 23-year track record as a publicly traded partnership through varying economic and commodity price cycles Distribution increases in each of the last 23 consecutive quarters Diversified portfolio of assets provide balanced mix of stability and growth Substantial asset positions in markets served with visible opportunities for continued growth Market capitalization of approximately $3.1 billion (based on closing price of $60.07 per unit on March 31, 2010) Substantial reorganization in 2009 supports partnership objective to be a best-in-class asset manager Strong alignment with general partner and management interests

BPL Asset Map



Reno
Lodi
San Diego
Chicago
Detroit
Pittsburgh
Macungie
New York City
Philadelphia
Lima
Indianapolis
St. Louis
Houston
Port Arthur
Ft. Lauderdale
Miami

Operating Systems

- Buckeye Pipe Line Company, L.P.
- Buckeye Gulf Coast Pipe Lines, L.P.
- Buckeye Pipe Line Transportation LLC
- Everglades Pipe Line Company, L.P.
- Laurel Pipe Line Company, L.P.
- NORCO Pipe Line Company, LLC
- Wood River Pipe Lines LLC
- Lodi Gas Storage, LLC
- Buckeye Terminals, LLC
- Buckeye Albany Terminal LLC
- Buckeye Energy Services LLC
- Delivery Point to Customers' Marketing Terminals

Joint Venture Interests

- Muskegon Pipeline LLC
- WesPac Pipelines—Memphis LLC
- West Texas LPG Pipeline

Contract Pipeline Operations

Key Highlights

- Owns 5,400 miles of pipeline with 100 delivery points
- Operates 2,400 miles of pipeline under operation and maintenance contracts
- 67 terminals
- Approx. 27 million barrels of storage capacity

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BPL's Business Strategy Generate stable cash flows Improve operating efficiencies and asset utilization Grow our portfolio of fee-based businesses with opportunistic revenue generating capabilities Operate in a safe and environmentally responsible manner Maintain an investment-grade credit rating Increase cash distributions to our unitholders

BPL's Business Plan Become best-in-class asset manager Achieve the highest asset utilization at lowest cost per unit Safe, reliable, and environmentally responsible operations Began the process of transforming the organization through 'best practices' initiative in 2009 24-36 month process to transform the culture to a more commercial focus with emphasis on activities that drive bottom line growth Places decision making and accountability with asset teams nearer the customer Expect $18 million of annual cost savings from initiative Organizational changes implemented: Before Best Practices Initiative After Best Practices Initiative Field offices exist to support Corporate office Corporate office exists to support Field 6 operating districts 4 operating districts with less redundancy Staff for peak cycles Staff for normal operations Limited training Extensive training (internal Buckeye University established) Separate functional groups for operations and maintenance Multi-skilled asset teams created No widespread incentive program for ideas to generate earnings growth Gain sharing program established to provide extra incentives

BPL's Business Plan (Continued) Optimize and grow our portfolio of pipeline, terminalling and storage assets Forming Buckeye's Energy Services segment and acquiring the Farm & Home Oil Company business in 2008 Expanding Energy Services commercial operations across BPL's footprint, which contributed revenues of approximately $25 million to the Pipeline Operations and Terminalling and Storage segments in 2009 Pursue strategic acquisitions and capital projects that complement and grow Buckeye's existing footprint and/or expand its geographic, product and asset class diversity Forming our natural gas storage segment in 2008 through the $442 million acquisition of the Lodi Gas storage facility in northern California Acquiring refined products pipeline and terminal assets from ConocoPhillips in Q4 2009 expanded our fee-based business and provides opportunistic revenue generating capabilities Executing the memorandum of understanding with NOVA Chemicals in February 2010 to construct a pipeline to transport NGLs from the Marcellus Basin to Sarnia, Ontario Maintain financial metrics supporting investment-grade credit ratings Accessing the equity and debt capital markets in 2009 decreased our leverage and increased liquidity

BPL Operating Segments Pipeline Operations - $230.2 million Owns and operates large, geographically diverse refined petroleum products pipeline systems Terminalling and Storage - $72.5 million Approximately 27 million barrels of storage capacity Natural Gas Storage - $42.2 million 40 Bcf of total capacity serving natural gas markets in Northern California Energy Services - $19.4 million Wholesale distributor of refined products focuses on improving utilization of BPL assets Development and Logistics - $6.6 million Transformation in 2009 to serve as a development arm within Buckeye providing project development, origination and execution Note: See appendix for definition of Adjusted EBITDA and reconciliation of Adjusted EBITDA to Net Income

BPL 2009 Financial Overview Completed company-wide best practices review, which is expected to provide recurring cost savings of approximately $18 million per year Bottom-up review and implementation throughout all organizations $6.6 million of savings achieved in 2009; incremental savings of $11 - $12 million expected in 2010 Expanded BES commercial operations across BPL's footprint Contributed revenues of approximately $25 million to the Pipeline Operations and Terminalling and Storage segments $54 million (including product inventory) acquisition of a 310-mile refined products pipeline system and three terminals from ConocoPhillips completed in Q4 2009 Decreased leverage from $105 million of net proceeds received in Q1 2009 from the sale of 3.0 million LP units Increased liquidity through issuance of $275 million of 5.50% senior unsecured 10- year notes in Q3 2009

Strengthening Financial Performance See appendix for definition of Distributable Cash Flow and reconciliation of Distributable Cash Flow to Net Income. Represents distributions declared for each year. Distributions for the 4th quarter are paid in the 1st quarter of the following year. Distributable Cash Flow divided by cash distributions declared for respective periods.

Investment-Grade Credit Metrics Note: Net Debt excludes BES's credit facility. Rated Baa2 from Moody's and BBB from Standard and Poors (both with stable outlooks)

Concluding Remarks

BGH Investment Rationale Incentive distribution rights from BPL's cash distributions provide solid foundation for increasing returns to BGH unit holders Underlying assets of BPL provide predictable and stable cash flows with a proven track record through varying economic cycles 2009 reorganization positions BPL to better identify and capture growth opportunities Recent acquisitions combined with expansion capital expenditures provide basis for cash flow growth BPL has demonstrated its access to equity and debt capital markets to support growth initiatives and its investment-grade credit ratings

Non-GAAP Reconciliations

EBITDA, a measure not defined under U.S. generally accepted accounting principles ("GAAP"), is defined by Buckeye as net income attributable to Buckeye's unitholders from continuing operations before interest expense, income taxes, and depreciation and amortization. The EBITDA measure eliminates the significant level of non-cash depreciation and amortization expense that results from the capital-intensive nature of Buckeye's businesses and from intangible assets recognized in business combinations. In addition, EBITDA is unaffected by Buckeye's capital structure due to the elimination of interest expense and income taxes. Adjusted EBITDA, which also is a non-GAAP measure, is defined by Buckeye as EBITDA plus non-cash deferred lease expense, which is the difference between the estimated annual land lease expense for Buckeye's natural gas storage facility in the Natural Gas Storage segment to be recorded under GAAP and the actual cash to be paid for such annual land lease. In addition, Buckeye's management has excluded the impairment expense related to the approximately 350-mile natural gas liquids pipeline from Wattenberg, Colorado, to Bushton, Kansas, that Buckeye sold in January 2010 (the "Buckeye NGL Pipeline"), the GP incentive compensation and reorganization expense from Adjusted EBITDA in order to evaluate the results of Buckeye's operations on a comparative basis over multiple periods. This presentation also includes discussion of net income attributable to Buckeye's unitholders before special items, which is a non-GAAP measure derived by excluding from net income attributable to Buckeye's unitholders items to recognize the Buckeye NGL Pipeline impairment expense and expenses related to an organizational restructuring, and operating income before special items, which is a non-GAAP measure derived by excluding from operating income items to recognize the Buckeye NGL Pipeline impairment expense and expenses related to an organizational restructuring. EBITDA, Adjusted EBITDA, net income attributable to Buckeye's unitholders before special items, and operating income before special items should not be considered alternatives to net income, operating income, cash flow from operations, or any other measure of financial performance presented in accordance with GAAP. The EBITDA and Adjusted EBITDA data presented may not be directly comparable to similarly titled measures at other companies because EBITDA and Adjusted EBITDA exclude some items that affect net income attributable to Buckeye's unitholders, and these items may vary among other companies. Management of Buckeye uses Adjusted EBITDA to evaluate the consolidated operating performance and the operating performance of the business segments and to allocate resources and capital to the business. In addition, Buckeye's management uses Adjusted EBITDA as a performance measure to evaluate the viability of proposed projects and to determine overall rates of return on alternative investment opportunities. Net income attributable to Buckeye's unitholders before special items and operating income before special items are useful measures for investors because they allow comparison of Buckeye's core operations from period to period. Distributable cash flow, which is a financial measure included in this presentation, is another measure not defined under GAAP that is defined by Buckeye as net income attributable to Buckeye's unitholders from continuing operations, excluding depreciation and amortization, the Buckeye NGL Pipeline impairment expense, the GP incentive compensation and Buckeye's reorganization expense. In addition, distributable cash flow excludes the deferred land lease expense for Buckeye's Natural Gas Storage segment and the senior administrative charge, which has been waived indefinitely, both of which are non-cash items, and is reduced by maintenance capital expenditures. Distributable cash flow is useful to investors because it removes non-cash items from net income and provides a clearer picture of Buckeye's cash available for distribution to its unitholders. Non-GAAP Reconciliations

Net Income to Adjusted EBITDA

Net Income to Distributable Cash Flow